EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-51200, 333-85321, 33-21092, 33-41509,
33-41515, 33-50510, 33-80838, 33-39091 and 333-103310) of CyberOptics
Corporation or our report dated February 6, 2003 on our audit of the consolidated financial statements of CyberOptics Corporation as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 6 , 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP Minneapolis, Minnesota
MARCH 26, 2003